Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this  Registration  Statement of
Washington Mutual, Inc. on Form S-8 of our report dated February 23, 2001, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 2001.



/s/ Deloitte & Touche LLP

Seattle, Washington
December 3, 2001